                                                                    EXHIBIT 99.1


AT THE COMPANY:                  AT FINANCIAL RELATIONS BOARD:
Bruce C. Karsk   David Downing   Marilyn Windsor   Diane Hettwer   Tim Grace
EVP, Treasurer   VP and CFO      General           Analyst         Media
 and Secretary   402-827-6235     Inquiries         Inquiries       Inquiries
402-829-6803                     702-515-1260      312-640-6760    312-640-6667

FOR IMMEDIATE RELEASE
WEDNESDAY, MARCH 23, 2005

 LINDSAY MANUFACTURING CO. REPORTS FISCAL 2005 SECOND-QUARTER, SIX-MONTH RESULTS

OMAHA, NEB., MARCH 23, 2005--LINDSAY MANUFACTURING CO. (NYSE: LNN), a leading manufacturer of center pivot, lateral move, and hose reel irrigation systems, today announced results for its fiscal second quarter ended February 28, 2005. Revenues declined 19 percent from the same period a year ago, and earnings per diluted share were $0.05 compared with $0.29 in the year-ago period.

SECOND-QUARTER RESULTS
Second-quarter fiscal 2005 total revenues were $41.5 million compared with $51.5 million for the year-ago period. Net earnings were $600,000, or $0.05 per diluted share, versus $3.5 million, or $0.29 per diluted share, in the prior year's second quarter.

Total irrigation equipment revenues declined 26 percent to $36.2 million from $48.7 million in the prior fiscal year's second quarter, as lower worldwide agricultural commodity prices and increased equipment prices reduced demand for irrigation equipment globally. Domestic irrigation revenues declined 31 percent, while international irrigation revenues decreased 11 percent. Diversified products delivered a very strong performance with revenues of $5.3 million compared with $2.7 million in the year-ago period, an increase of 94 percent.

Rick Parod, president and chief executive officer, commented, "Demand for irrigation equipment in the second quarter was impacted by several global factors that caused farmers to defer purchases. Domestically, while agricultural commodity prices are still good, we have seen them come off of their highs from last year, and grower input costs, particularly energy and fertilizer, have risen. Additionally, each of our international operations has seen similar conditions."

Parod added, "Conversely, our diversified products business delivered a strong performance. Our relationship with GE Transportation Systems, Global Signaling is progressing nicely and we are continuing our efforts to expand this relationship, as well as develop new customers."

Gross margin declined to 18.7 percent from 22.6 percent a year ago. Gross selling margins in the domestic market improved over the first quarter of fiscal 2005, however, they continued to be negatively impacted by higher overhead allocations per unit due to lower production levels. International gross margins remain lower than domestic margins, but they continued to improve, rising slightly above those recorded in the first quarter of fiscal 2005. The quarter's operating income was $710,000 versus $4.8 million in the comparable fiscal 2004 quarter. Operating expenses rose 3 percent to $7.1 million from $6.8 million, due principally to higher insurance and compliance costs, and inclusion of Stettyn, the South Africa acquisition completed during the fourth quarter of 2004. Net earnings were $600,000, or $0.05 per diluted share, compared with $3.5 million, or $0.29 per diluted share, in the second quarter of fiscal 2004.

Parod stated, "We have initiated actions that stabilized our steel costs. However, our margins still need to improve, and we have taken action to increase efficiency throughout the organization. We have reduced our manufacturing overhead and SG&A costs to reflect current capacity utilization and near-term demand for our products. At the same time, we are continuing investment in growing our diversified products business and in expanding our acquisition activity."

Lindsay's order backlog at February 28, 2005, was $15.3 million compared with $13.2 million at November 30, 2004, and $32.2 million at February 29, 2004.

During the second quarter, Lindsay identified a material weakness in internal controls over financial reporting related to the review of manual journal entries, which occurred due to vacancies in two financial management positions at November 30, 2004. The Company filled these positions during the second quarter. In addition, the Company has reasserted its policy over review of manual journal entries. There were no other significant changes in Lindsay's internal controls during the period and the Company believes it is progressing on the internal control review generally according to the plan for fiscal 2005.

SIX-MONTH RESULTS
Total revenues for the six months were $81.3 million, an 8 percent decrease from $88.0 million for the prior year's six-month period. Total irrigation equipment revenues of $71.6 million declined 13 percent from a year ago, while diversified products revenues grew 83 percent, rising to $9.7 million. Net earnings were $775,000, or $0.07 per diluted share, compared with $4.6 million, or $0.38 per diluted share, for the first six months of fiscal 2004.

Shareholders' equity at February 28, 2005, was $110.2 million, or $9.45 per outstanding common share, compared with $108.3 million, or $9.21 per outstanding common share, at February 29, 2004. During the second quarter, Lindsay repurchased 138,500 shares of common stock at an average price of $22.93 per share, for an aggregate of approximately $3.2 million. At February 28, 2005, the remaining amount authorized under the company's current share repurchase program was approximately 1.1 million shares. Cash and marketable securities at February 28, 2005 were $43.8 million compared with $50.3 million at February 29, 2004.



OUTLOOK
Parod stated, "In the United States, farm income hit record levels last year and while farm income will be strong during the current year, farmers are anticipating lower earnings due to the drop in commodity prices and rise in input costs. Normally, we would expect to have some offset from our international operations, but lower commodity prices and a weak dollar are dampening demand worldwide.

"While the near-term environment has softened, the long-term drivers of our business remain robust. Water continues to become more valuable and farmers are seeking ways to reduce costs and increase productivity," he added. "We will pursue our growth initiatives and leverage our strong cash flow and financial flexibility to create shareholder value by seeking a balance of organic growth opportunities, accretive acquisitions, share repurchases, and dividend payments. Through these initiatives, we will continue to pursue our previously stated long-term goals of sustainable growth in revenues, gross margins, operating margins, and return on beginning equity."

SECOND-QUARTER CONFERENCE CALL
Lindsay's second-quarter fiscal 2005 investor conference call is scheduled for 11 a.m. ET today. This call will be simulcast and available over the Internet via the web site www.vcall.com. The webcast will be available for replay for a period of 30 days. Lindsay will have a slide presentation available to augment management's formal presentation, which will be accessible via the company's website at www.lindsaymanufacturing.com.

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. At February 28, 2005, Lindsay had approximately 11.7 million shares outstanding, which are traded on the New York Stock Exchange under the symbol LNN.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

            FOR MORE INFORMATION REGARDING LINDSAY MANUFACTURING CO.,
              SEE LINDSAY'S WEBSITE AT www.lindsaymanufacturing.com

                           - FINANCIAL TABLES FOLLOW -

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE THREE-MONTHS AND SIX-MONTHS ENDED
                    FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                  (UNAUDITED)


                                                       THREE MONTHS ENDED            SIX MONTHS ENDED
                                                    -----------------------       -----------------------

                                                    February       February       February       February
                                                      2005           2004           2005           2004
                                                      ----           ----           ----           ----
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
----------------------------------------
Operating revenues .........................        $41,487        $51,475        $81,254        $87,988
Cost of operating revenues .................         33,721         39,865         66,915         69,024
                                                     ------         ------         ------         ------
Gross profit ...............................          7,766         11,610         14,339         18,964
                                                     ------         ------         ------         ------

Operating expenses:
 Selling expense ............................         2,999          2,891          5,746          5,758
 General and administrative expense .........         3,397          3,279          6,994          6,272
 Engineering and research expense ...........           660            676          1,356          1,436
                                                     ------         ------         ------         ------
Total operating expenses ...................          7,056          6,846         14,096         13,466
                                                     ------         ------         ------         ------

Operating income ...........................            710          4,764            243          5,498

Interest income, net .......................            295            361            556            785
Other income, net ..........................             68             41            452            490
                                                     ------         ------         ------         ------

Earnings before income taxes ...............          1,073          5,166          1,251          6,773

Income tax provision .......................            473          1,663            476          2,177
                                                     ------         ------         ------         ------

Net earnings ...............................        $   600        $ 3,503        $   775        $ 4,596
                                                     ======         ======         ======         ======

Basic net earnings per share ...............        $  0.05        $  0.30        $  0.07        $  0.39
                                                     ======         ======         ======         ======

Diluted net earnings per share .............        $  0.05        $  0.29        $  0.07        $  0.38
                                                     ======         ======         ======         ======

Average shares outstanding .................         11,710         11,756         11,741         11,749
Diluted effect of stock options ............             78            210            146            217
                                                     ------         ------         ------         ------
Average shares outstanding assuming dilution         11,788         11,966         11,887         11,966
                                                     ======         ======         ======         ======

Cash dividends per share ...................        $ 0.055        $ 0.050        $ 0.110        $ 0.100
                                                     ======         ======         ======         ======

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
           FEBRUARY 28, 2005 AND FEBRUARY 29, 2004 AND AUGUST 31, 2004

                                                                 (UNAUDITED)        (UNAUDITED)
                                                                  FEBRUARY            FEBRUARY          AUGUST
                                                                    2005                2004             2004
                                                                    ----                ----             ----
($ IN THOUSANDS, EXCEPT PAR VALUES)
ASSETS
Current Assets:
  Cash and cash equivalents ..............................        $   7,571         $   1,724         $   8,973
  Marketable securities ..................................           11,720            11,733            14,802
  Receivables ............................................           35,680            39,761            34,369
  Inventories ............................................           29,858            24,829            19,780
  Deferred income taxes ..................................            1,288             2,496             1,026
  Other current assets ...................................            3,343             1,932             2,422
                                                                  ---------         ---------         ---------
  Total current assets ...................................           89,460            82,475            81,372

Long-term marketable securities ..........................           24,517            36,813            32,527
Property, plant and equipment, net .......................           16,724            14,348            16,355
Other noncurrent assets ..................................            9,158             8,296             8,747
                                                                  ---------         ---------         ---------
Total assets .............................................        $ 139,859         $ 141,932         $ 139,001
                                                                  =========         =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable ........................................        $  11,010         $  12,863         $   9,117
 Other current liabilities ...............................           13,849            18,251            15,359
                                                                  ---------         ---------         ---------
 Total current liabilities ...............................           24,859            31,114            24,476

Pension benefits liabilities .............................            4,664             2,315             2,169
Other noncurrent liabilities .............................              161               163               172
                                                                  ---------         ---------         ---------
Total liabilities ........................................           29,684            33,592            26,817
                                                                  ---------         ---------         ---------
Shareholders' equity:
   Preferred stock, ($1 par value, 2,000,000 shares
    authorized, no shares issued and outstanding) ........               --                --                --
   Common stock, ($1 par value, 25,000,000 shares
    authorized, 17,521,272, 17,481,879 and 17,493,841
    shares issued in February 2005 and 2004
    and August 2004, respectively) .......................           17,521            17,482            17,494
   Capital in excess of stated value .....................            3,092             2,620             2,966
   Retained earnings .....................................          180,700           177,754           181,209
   Less treasury stock, (at cost, 5,862,569, 5,724,069 and
     5,724,069 shares, respectively) .....................          (93,073)          (89,898)          (89,898)
   Accumulated other comprehensive gain ..................            1,935               382               413
                                                                  ---------         ---------         ---------
Total shareholders' equity ...............................          110,175           108,340           112,184
                                                                  ---------         ---------         ---------
Total liabilities and shareholders' equity ...............        $ 139,859         $ 141,932         $ 139,001
                                                                  =========         =========         =========

                   LINDSAY MANUFACTURING CO. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

        FOR THE SIX MONTHS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004
                                   (UNAUDITED)

                                                                                        FEBRUARY         FEBRUARY
                                                                                          2005             2004
                                                                                          ----             ----
($ IN THOUSANDS)
---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings ...................................................................        $    775         $  4,596
  Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation and amortization..............................................,,           1,783            1,506
   Amortization of marketable securities premiums, net .........................             110               81
   Gain on sale of property, plant and equipment ...............................              --                6
   Provision for uncollectible accounts receivable .............................              53              129
   Equity in net (earnings)/losses of equity method investments ................            (230)             196
   Deferred income taxes .......................................................            (332)            (150)
   Other, net ..................................................................             (50)             (52)
 Changes in assets and liabilities:
  Receivables ..................................................................            (427)         (16,715)
  Inventories ..................................................................          (8,914)          (4,869)
  Other current assets .........................................................            (521)            (969)
  Accounts payable .............................................................           1,425            4,603
  Other current liabilities ....................................................          (2,616)             685
  Current taxes payable ........................................................             351            1,287
  Other noncurrent assets and liabilities ......................................           2,528               40
                                                                                        --------         --------
Net cash used in operating activities ..........................................          (6,065)          (9,626)
                                                                                        --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment ...................................          (1,769)          (2,047)
  Proceeds from sale of property, plant and equipment ..........................               7               11
  Purchases of marketable securities held-to-maturity ..........................              --           (2,982)
  Proceeds from maturities or sales of marketable securities
  held-to-maturity .............................................................              --            4,496
Purchases of marketable securities available-for-sale ..........................          (1,841)          (3,790)
  Proceeds from maturities or sales of marketable securities
   available-for-sale ..........................................................          12,360            1,315
                                                                                        --------         --------
  Net cash provided by (used in) investing activities ..........................           8,757           (2,997)
                                                                                        --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock option plan ...........................             208              164
  Repurchases of common shares .................................................          (3,175)              --
  Dividends paid ...............................................................          (1,284)          (1,175)
                                                                                        --------         --------
  Net cash used in financing activities ........................................          (4,251)          (1,011)
                                                                                        --------         --------
  Effect of exchange rate changes on cash ......................................             157              (10)
                                                                                        --------         --------
  Net decrease in cash and cash equivalents ....................................          (1,402)         (13,644)
  Cash and cash equivalents, beginning of period ...............................           8,973           15,368
                                                                                        --------         --------
  Cash and cash equivalents, end of period .....................................        $  7,571         $  1,724
                                                                                        --------         --------